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EXHIBIT 10.18

AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

        This Amendment to Loan and Security Agreement is entered into as of June     , 2001 (the "Amendment"), be and between COMERCIA BANK—CALIFORNIA ("Bank") and SEEBEYOND TECHNOLOGY CORPORATION ("Borrower").

RECITALS

        Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 4, 2000, as amended from time to time (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

        NOW, THEREFORE, the parties agree as follows:

          1.    Certain defined terms in Section 1 of the Agreement are hereby added or amended as follows:

    "Tangible Net Worth" means at any date as of which the amount thereof shall be determined the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Borrower and its Subsidiaries, minus intangible assets, plus Subordinated Debt, on a consolidated basis determined in accordance with GAAP.

          2.    Section 6.10 of the Agreement hereby is replaced in its entirety with the following:

      "6.10      Total Liabilities—Tangible Net Worth. Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Total Liabilities to Tangible Net Worth of not more than 1.25 to 1.00."

          3.    Exhibit D to the Agreement hereby is replaced in its entirety with Exhibit D hereto.

          4.    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guarantees, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

          5.    Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

          6.    This Amendment may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one instrument.

          7.    As a condition to the effectiveness of this Amendment, Banks hall have received, in form and substance satisfactory to Bank, the following:

            (a)  this Amendment, duly executed by Borrower;

            (b)  an Affirmation of Security Agreement and Guaranty, executed by each of Borrower's subsidiaries, in substantially the forms attached hereto;

            (c)  an amount equal to all Bank Expenses incurred to date; and

            (d)  such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

SEEBEYOND TECHNOLOGY CORPORATION
By:

Title:

COMERCIA BANK—CALIFORNIA
By:

Title:

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AMENDMENT TO LOAN AND SECURITY AGREEMENT
RECITALS